Exhibit 1



September 4, 1996


Securities and Exchange Commission
Washington, D.C. 20549


Ladies and Gentlemen:

We were previously principal accountants for Abigail Adams National Bancorp, Inc. and subsidiary and, under the date of January 26, 1996, we reported on the consolidated financial statements of Abigail Adams National Bancorp, Inc. and subsidiary as of December 31, 1995 and 1994 and for each of the years in the three year period ended December 31, 1995. On August 27, 1996, our appointment as principal accountants was terminated. We have read Abigail Adams National Bancorp, Inc. and subsidiary's statements included under Item 4 of its Form 8-K dated September 4, 1996, and we agree with such statements.

Very truly yours,


/s/ KPMG Peat Marwick LLP
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KPMG Peat Marwick LLP